Consent of Independent Accountants


We hereby consent to the incorporation by reference in this registration statement on Form N-14 (the "N-14 Registration Statement") of: (i) our report dated June 26, 2002, relating to the financial statements and financial highlights of the Orbitex Group of Funds, which appears in its April 30, 2002 Annual Report to Shareholders which is incorporated by reference in such N-14 Registration Statement; (ii) our report dated December 20, 2001, relating to the financial statements and financial highlights of Orbitex Life Sciences and Biotechnology Fund, Inc., which appears in its October 31, 2001 Annual Report to Shareholders which is incorporated by reference in such N-14 Registration Statement; and (iii) our report dated February 19, 2002, relating to the financial statements and financial highlights of Orbitex Cash Reserves, which appears in its December 31, 2001 Annual Report to Shareholders which is incorporated by reference in such N-14 Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such N-14 Registration Statement. We also consent to the incorporation by reference in: (i) the registration statement on Form N-1A of the Orbitex Group of Funds of our report dated June 26, 2002, relating to the financial statements and financial highlights of the Orbitex Group of Funds, which appears in its April 30, 2002 Annual Report to Shareholders; (ii) the registration statement on Form N-2 of Orbitex Life Sciences and Biotechnology Fund, Inc. of our report dated December 20, 2001, relating to the financial statements and financial highlights of Orbitex Life Sciences and Biotechnology Fund, Inc., which appears in its October 31, 2001 Annual Report to Shareholders; and (iii) the registration statement on Form N-1A of Orbitex Cash Reserves of our report dated February 19, 2002, relating to the financial statements and financial highlights of Orbitex Cash Reserves, which appears in its December 31, 2001 Annual Report to Shareholders, each of which is incorporated by reference in the N-14 Registration Statement. We also consent to the references to us under the headings: (i) "Financial Highlights", "Other Service Providers" and "Independent Accountants" in the registration statement on Form N-1A of the Orbitex Group of Funds; (ii) "Financial Highlights" and "Experts" in the registration statement on Form N-2 of Orbitex Life Sciences and Biotechnology Fund, Inc.; and (iii) "Financial Highlights" and "Independent Accountants" in the registration statement on Form N-1A of Orbitex Cash Reserves.


PricewaterhouseCoopers LLP

New York, NY
November 1, 2002